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                                                                   EXHIBIT 10.12


                            NON-COMPETITION COVENANT


         In consideration of the Merger Consideration paid and provided by WILLOUGHBY INTERNATIONAL, INC., a Texas corporation, formerly known as "ICO, Inc." (the "Parent Entity"), to the holders of Wedco Technology, Inc. Common Stock pursuant to the Merger Agreement dated as of December ___, 1995 ("Merger Agreement") by and among the Parent Entity, W Acquisition Corp., a New Jersey corporation, and Wedco Technology, Inc., a New Jersey corporation ("W Corp."), Six Thousand and 00/100 Dollars ($6,000.00) to be paid to the undersigned by the Parent Entity in sixty (60) equal monthly installments of One Hundred and 00/100 Dollars ($100.00) beginning _________________, 199__ and ending ______-
___________, 199__, and the mutual agreements, promises, covenants and conditions set forth in the Merger Agreement, from which the undersigned, as a holder of Wedco Technology, Inc. Common Stock, has received both direct and indirect benefits, the undersigned, FRED R. FEDER (the "Covenantor"), intending to be legally bound, hereby covenants and agrees, for the benefit of each of the Parent Entity and the Surviving Corporation and their respective successors and assigns, that, for a period of ten (10) years commencing on the date on which the merger, as contemplated by the Merger Agreement, shall have become effective pursuant to the laws of the State of New Jersey ("Effective Time") (the "Restricted Period"), he shall not, directly or indirectly, as an owner, partner, stockholder, proprietor, officer, director, manager, consultant, employee or in any other capacity or capacities, (i) engage in any business activity in which W. Corp. or any of its Subsidiaries or any joint venture in which W Corp. or any of its Subsidiaries was a joint venturer was engaged immediately prior to the Effective Time, including the manufacture of plastics grinding machinery and the provision of plastics grinding services (e.g., size reduction, classification, blending/mixing, repackaging and processing of natural, new/prime polymers and other materials) and of color compounding and related processing services (the "W Corp. Business"); or (ii) engage in any business activity related to the W. Corp. Business in which the Surviving Corporation or any of its Subsidiaries or any joint venture in which the Surviving Corporation or any of its Subsidiaries is a joint venturer engages or may be engaged at any time during the Restricted Period ("Post-Effective Time Business Activities"); or (iii) solicit, sell, service, accept, manage or otherwise seek to acquire the custom or patronage in any Post-Effective Time Business Activity of any person or entity who is a client, customer or active prospective client or customer of the Surviving Corporation or of any of its Subsidiaries or of any joint venture in which the Surviving Corporation or any of its Subsidiaries is a joint venturer; or (iv) without the prior written consent of the Parent Entity, solicit the employment, consulting or other services of any other employee of the Surviving Corporation or of any of its Subsidiaries or of any joint venture in which the Surviving Corporation or any of its Subsidiaries is a joint venturer or otherwise induce any of such employees to leave such employment or to breach an
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employment agreement therewith.  Each of clauses (i) through (iv), inclusive, above shall constitute a separate and severable covenant of the Covenantor.

         The geographic scope of the foregoing restrictive covenants shall be the territory comprised of the United States of America and its territories and possessions, Canada, Mexico and (without duplication) all other countries in which W Corp. or any of its Subsidiaries or any joint venture in which W Corp. or any of its Subsidiaries was a joint venturer engaged in business at the Effective Time (the "Restricted Territory"). Nothing in the foregoing restrictive covenants shall be deemed to prohibit the Covenantor from obtaining or maintaining beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities of any publicly traded corporation or other entity if the Covenantor's beneficial ownership is less than five percent (5%) of the issued and outstanding securities of that class of that issuer.

         The Covenantor acknowledges and agrees that this Non-Competition Covenant is ancillary to the sale of a business enterprise and therefore is and shall be entitled to the less stringent rules of judicial interpretation and enforcement applicable to covenants ancillary to the sale of a business enterprise. The Covenantor hereby further acknowledges the reasonableness of both the Restricted Period and the Restricted Territory under all the relevant facts and circumstances, including (without limitation) the Parent Entity's need to protect the goodwill acquired by the Surviving Corporation pursuant to the Merger Agreement, and agrees that this instrument is reasonably necessary to protect the Parent Entity's legitimate business interests.

         Acknowledging that the Parent Entity and the Surviving Corporation would be injured irreparably in a manner not adequately compensated by money damages in the event of a breach or threatened breach by the Covenantor of this Non- Competition Covenant, the Covenantor agrees that, in the event of such breach or threatened breach, the Parent Entity and/or the Surviving Corporation shall be entitled, without limiting or other prejudice to its or their other rights and remedies, to a temporary restraining order, a preliminary injunction and other equitable relief, all without the need to post bond or other security. Except as provided below, Covenantor hereby agrees that any actions or proceedings brought against Covenantor by Parent Entity or the Surviving Corporation arising out of or relating to this Non-Competition Covenant shall be venued in the courts of the State of New Jersey or of any federal court located in said state.

         Notwithstanding the foregoing, Covenantor shall not be prohibited from engaging in (a) following the termination of his employment relationship with Parent Entity, the research and development of equipment; and (b) following the termination of his employment relationship and any applicable severance period during which he is receiving a salary, benefits or other compensation in accordance with the terms of his Employment Agreement
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with Parent Entity, the manufacture and sale of equipment; provided, however, that any such equipment may not incorporate any Proprietary Information (as hereinafter defined). Covenantor hereby agrees to submit to Parent Entity the design information for any equipment he proposes to develop, manufacture and sell for Parent Entity's prior determination and consent that such equipment does not incorporate any Proprietary Information, which consent shall not be unreasonably withheld. Parent Entity shall be deemed to have consented to Covenantor's ability to develop, manufacture and sell such equipment if it does not provide written notice to Covenantor within thirty (30) days of receiving the design information of its intent to withhold such consent. In the event Parent Entity withholds its consent, Covenantor, at his option, may revise and resubmit the design for Parent Entity's consent in accordance herewith. For purposes hereof, "Proprietary Information" shall mean confidential information of a special and unique nature and value relating to such matters as Parent Entity's trade secrets, know-how, systems, programs, developments, designs, procedures, manuals, confidential reports and communications, lists of customers and clients and any information and materials received by Parent Entity from third parties in confidence (or subject to nondisclosure or similar covenants). Any controversy or dispute concerning whether the design of any equipment incorporates any Proprietary Information shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association that are in effect at the time of the arbitration. The arbitration proceedings shall be conducted in ____________________, New Jersey. The arbitrator(s) shall have the authority to award any remedy or relief a court could order or grant including, without limitation, specific performance of any obligation created under this Non- Competition Covenant and the issuance of an injunction. A judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, any party hereto may seek injunctive relief under this Non-Competition Covenant in any of the state or federal courts of the State of New Jersey solely to preserve the status quo hereunder pending the initiation and completion of any arbitration proceedings instituted in accordance with this Non-Competition Covenant.

         Capitalized terms used in this instrument without specific definition shall have the meanings respectively set forth in the Merger Agreement. This Non-Competition Covenant shall be construed under and governed by the internal substantive laws of the State of New Jersey applicable to contracts negotiated, executed, delivered and wholly performed within the State of New Jersey. The Covenantor hereby instructs any court or other tribunal of competent jurisdiction that may find any provision of this Non-Competition Covenant to be unenforceable as written: (i) to sever the unenforceable provision from the other enforceable provisions of this instrument; (ii) to reform the unenforceable provision to the extent necessary (but no more) to make it enforceable and to give effect to the mutual intentions of the Covenantor, the Parent Entity and the Surviving Corporation that the good will acquired pursuant to the Merger Agreement should be protected; and (iii) to enforce the Non-Competition Covenant as reformed. The prevailing party in any legal action
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initiated to interpret or to enforce this Non-Competition Covenant shall be entitled to recover from the non-prevailing party its or his reasonable attorneys' fees and disbursements as well as all costs of suits.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand effective as of the _____ day of ____________, 199__.


Witnesses:
                                              ______________________________
                                              FRED R. FEDER


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